Exhibit 99.2

CAUSE NO. B-186,968

JOSEPH WEISS, Derivatively on Behalf	§	IN THE DISTRICT COURT OF
of Huntsman Corporation,	§
Plaintiff	§
§
VS.	§
	§	JEFFERSON COUNTY, TEXAS
HUNTSMAN COPORATION	§
Nominal Defendant	§
§
and	§
§
Nolan D. Archibald,	§
Anthony M. Burns,	§
Marsha J. Evans,	§
Patrick T. Harker, Ph.D.,	§
Jon N. Huntsman, Sr.	§
Peter R. Huntsman,	§
H. William Lichtenberger,	§
Sir Robert J. Margetts,	§
Richard A. Michaelson,	§
Wayne A. Reaud, and	§
Alvin V. Shoemaker,	§
Defendants	§	60th JUDICIAL DISTRICT
	§	COURT

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (the “Stipulation” or “Settlement”) is made and entered into by and among the parties to the above-captioned shareholder derivative litigation (“Action”) currently pending in the District Court of Jefferson County Texas, 60th Judicial District, State of Texas (the “Court”), by and through their attorneys. The Stipulation is intended by the parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.

RECITALS

WHEREAS:

A.            Huntsman Corporation (“Huntsman” or the “Company”) is incorporated under the laws of the State of Delaware and maintains its principal place of business at 500 Huntsman Way, Salt Lake City, Utah 84108 and its operational headquarters at 10003 Woodloch Forest Drive, The Woodlands, Texas 77380. Huntsman common stock is traded on the New York Stock Exchange (“NYSE”) under the trading symbol “HUN.” Huntsman is a global manufacturer and marketer of specialty chemical products and operates five primary business lines: Polyurethanes, Advanced Materials, Textile Effects, Performance Products and Pigments;

B.            Jon M. Huntsman (“Jon Huntsman”) is and since December 2008 has been the Executive Chairman of the Board of Directors of the Company. He was Chairman of the Board of Directors from October 2004 to December 2008 and served as the Chief Executive Officer of Huntsman and all of the Company’s affiliated companies from 1970 to 2000. Jon Huntsman is the father of the Company’s current President, Chief Executive Officer and Director, Peter R. Huntsman;

C.            Basell AF (“Basell”) is one of the world’s largest polymers, petrochemicals and fuels companies and maintains headquarters in The Netherlands;

D.            Hexion Specialty Chemicals, Inc. (“Hexion”) is incorporated under the laws of the State of New Jersey and maintains its principal place of business at 180 East Broad Street, Columbus, Ohio 43215. Hexion is the world’s largest producer of binder, adhesive, and ink resins for industrial applications. Through ownership of Hexion’s holding company, Apollo Global Management, LLC (“Apollo”) owns a majority interest of Hexion;

E.            Apollo is a limited liability company organized under the laws of the State of Delaware and maintains offices at 9 West 57th Street, New York, New York 10019. Apollo is a private equity fund that, during the relevant time period, focused on leveraged buy out transactions and investments in high yield bonds;

F.             On June 25, 2007, Huntsman accepted an offer from Basell to acquire Huntsman at $25.25 per share in cash, (the Basell Agreement), despite Hexion’s then slightly higher offer of $26 per share. Huntsman considered the Basell offer superior to the Hexion offer because an acquisition by Basell required less leverage, and would close months earlier than a transaction with Hexion, due to a less detailed regulatory review of antitrust issues;

G.            Hexion thereafter raised its bid to acquire Huntsman to $27.25 per share in cash, and on July 6, 2007, prior to the opening of trading on the NYSE, Huntsman issued a press release announcing that the Huntsman Board had determined that the amended Hexion proposal was a superior proposal to the transaction set forth in the Basell Agreement. Thus, to acquire Huntsman, Basell would need to increase its $26 per share bid, relative to Hexion’s then-current $27.25 per share offer. Basell did not increase its per share bid;

H.            During the evening of July 8, 2007, Apollo informed Huntsman of its intention to increase the Hexion proposal to $28.00 per share. Later that night, Hexion delivered a letter to the Huntsman Board confirming Hexion’s revised proposal to purchase all of the outstanding Huntsman common stock at $28.00 per share in cash, to pay an 8% ticking fee if the Merger did not close within nine months of signing the merger agreement, to fund $100 million of the $200 million break-up fee due upon termination of the Basell Agreement, to eliminate any reference in its debt financing commitments to the material adverse effect condition in the merger agreement, and to add a covenant on Hexion’s part to commence litigation against its financing sources in the event the financing sources fail to fund their commitments when required, and to use such funds to either close the merger or deliver the net proceeds to Huntsman;

I.             On July 11, 2007, Credit Suisse and Deutsche Bank (collectively, the “Lenders”) entered into an agreement with Apollo and Hexion under which the Lenders committed to provide $15.35 billion in financing needed by Hexion to consummate the planned merger;

J.             On July 12, 2007, Hexion and Huntsman executed a definitive Merger Agreement and Huntsman issued a press release announcing termination of the Basell Agreement and execution of the new merger agreement with Hexion (the “Hexion Agreement”). Under the terms of the Hexion Agreement, Hexion would acquire all of the outstanding common stock of Huntsman for $28.00 per share in cash, and the cash price per share to be paid by Hexion would increase at the rate of 8% per annum (inclusive of any dividends paid) beginning 270 days from July 12, 2007;

K.            On October 16, 2007, Huntsman announced that its shareholders voted at a special meeting to approve the Hexion Agreement and that Huntsman would continue to work closely with Hexion to complete the transaction;

L.            On or about June 18, 2008, Hexion and Apollo filed a lawsuit (the “Delaware Action”) in the Court of Chancery of the State of Delaware (“Delaware Chancery Court”) seeking a declaration that: (i) Hexion had no duty to close the planned Merger if the combined post merger entity would be insolvent and that, in any event, any resulting liability to Huntsman for refusing to close would be no greater than the $325 million reverse break-up fee; (ii) Hexion had no duty to close because Huntsman had experienced a Material Adverse Effect (“MAE”) in its business; and (iii) Apollo had no liability to Huntsman in connection with the Hexion Agreement;

M.           On or about June 23, 2008, Huntsman filed suit against Apollo in Conroe, Texas for fraud and tortious interference for having induced Huntsman to terminate the Basell Agreement and to enter into the Hexion Agreement (the “Texas Action”).

N.            On July 2, 2008, Huntsman filed an answer and counterclaims in the Hexion suit in Delaware and requested that the Court schedule an expedited trial. In its counterclaims, Huntsman asked the Delaware Court of Chancery to declare that Hexion was not excused from its obligations under the Merger Agreement, that it would be possible to provide Hexion’s lenders with the requisite assurance of solvency as a condition of closing, and that no MAE had occurred under the Hexion Agreement. Huntsman further asked the Delaware Court to enjoin Hexion from continuing to breach the Hexion Agreement and to order Hexion to specifically perform its obligations under the Hexion Agreement. The counterclaims made by Huntsman in the filing included breach of contract, breach of good faith and fair dealing, defamation, injurious falsehood, and commercial disparagement;

O.            On September 8, 2008, trial began before Vice Chancellor Stephen P. Lamb in the Delaware Court of Chancery;

P.             On September 16, 2008, trial before the Delaware Chancery Court concluded. Post trial briefing was concluded on September 19, 2008;

Q.            On September 29, 2008, Vice Chancellor Lamb issued an Opinion and an Order and Final Partial Judgment. Among other things, Vice Chancellor Lamb ruled that Huntsman had not suffered an MAE in its business, that Hexion knowingly and intentionally had breached certain of its covenants under the Hexion Agreement and that Huntsman had properly extended the Hexion Agreement;

R.            Vice Chancellor Lamb ordered Hexion to specifically perform its covenants under the Hexion Agreement, including its covenants to (i) use reasonable best efforts to consummate the Merger and financing provided under the Commitment Letter provided to Hexion by Credit Suisse and Deutsche Bank, (ii) refrain from taking any further action that could reasonably be expected to materially impair, delay, or prevent consummation of the financing contemplated by the Commitment Letter or any alternate financing, and (iii) take all actions necessary to obtain antitrust approval for the Merger by October 2, 2008. Vice Chancellor Lamb reserved ruling on the remaining issues in the parties’ pleadings, including whether the resulting company would be solvent at the time of closing and whether the covenant breaches caused Huntsman damage in excess of the $325 million reverse break-up fee;

S.             Following Vice Chancellor Lamb’s Opinion and Order in the Delaware Action, Huntsman and Hexion agreed to schedule the closing of the Hexion Agreement for October 28, 2008. The Lenders refused to attend the October 28, 2008 closing and refused to provide the Merger financing;

T.            On September 30, 2008, Huntsman filed suit in the 9th Judicial District Court, Montgomery County, Texas, against Credit Suisse and Deutsche Bank alleging, among other things, that these institutions had conspired to tortiously interfere with the Merger (the “Lenders Action”);

U.            On October 28, 2008, the Lenders refused to finance the Merger at the closing despite satisfaction of all conditions to both the Hexion Agreement and Commitment Letter;

V.            During the first two weeks of December 2008, Huntsman, Hexion and Apollo engaged in settlement negotiations with respect to the claims and counterclaims in the Delaware Action. Ultimately, Huntsman agreed to terminate the Hexion Agreement and Hexion and Apollo agreed to pay Huntsman the $325 million reverse break-up fee together with an additional $425 million to settle Huntsman’s commercial disparagement claim. Apollo also agreed to purchase $250 million in Huntsman’s 7% convertible senior notes. Huntsman, Hexion and Apollo also agreed to dismiss claims against each other in the various lawsuits. The Lenders Action was not included in this agreement, however, and Hexion and Apollo agreed to cooperate with Huntsman in the Lenders Action. Huntsman agreed to pay Apollo 20% of any recovery from the Lenders in excess of $500 million in the event that the Lenders Action settled prior to commencement of trial;

W.           On December 13, 2008, Huntsman sent notice to Hexion and Apollo that, pursuant to the terms of the Hexion Agreement, the Hexion Agreement was terminated. Thereafter, on December 14, 2008, Huntsman, together with certain of its officers, including Jon Huntsman and Peter Huntsman, entered into a Settlement Agreement and Release with Hexion, Hexion’s Chief Executive Officer Craig O. Morrison, Apollo and certain of its affiliates;

X.            On December 14, 2008, Huntsman issued a press release announcing the termination of the Hexion Agreement and the terms of the settlement with Hexion and Apollo, including the $325 million reverse break-up fee, the $425 million payment, and Apollo’s agreement to purchase $250 million in Huntsman 7% convertible senior notes;

Y.            On February 26, 2009, Huntsman filed with the SEC its 2008 Form 10-K Annual Report (the “2008 Annual Report”). The Consolidated Financial Statements filed with the 2008 Annual Report stated that: “[I]n February 2009, we paid $15 million in consulting fees to Jon M. Huntsman, Chairman of the Board of Directors, in consideration of his negotiation of the Settlement Agreement and his efforts during 2008 related to the Company’s litigation with Apollo, Hexion and the Lenders”;

Z.            On April 1, 2009, Joseph Weiss (“Plaintiff”), a shareholder of Huntsman, acting through his counsel, sent a letter to Huntsman’s Board of Directors (the “Board”) demanding that the Board investigate alleged breaches of fiduciary duties related to the settlement of claims Huntsman had brought against Apollo and Hexion with regard to the terminated Hexion Agreement, and the terminated Basell Merger Agreement, and the $15 million consulting fee paid to Jon M. Huntsman (the “Demand Letter”);

AA.         On June 15, 2009, Plaintiff and his counsel met in New York with the Committee of the Huntsman Board (the “Committee”) appointed by the Board to evaluate and recommend a response to the Demand letter and its counsel. The Committee consisted of Huntsman directors Richard Michaelson, William Lichtenburger and Marsha Evans. The purpose of the meeting was to permit Plaintiff and his counsel to present information regarding the Demand Letter;

BB.         On June 15, 2009, trial in the Lenders Action commenced before the Honorable Fred Edwards in Montgomery County, Texas. Huntsman alleged in its complaint, among other things, that the Lenders engaged in fraud, commercial disparagement, tortiously interfered with the Basell Agreement, tortiously interfered with the Hexion Agreement and conspired with each other and Apollo by, among other things, protecting their own financial interests which undermined both the Hexion Agreement and the Commitment Letter;

CC.         Huntsman’s complaint sought damages in excess of $8 billion - $3.6 billion damages for claims related to the Basell Agreement and $4.5 billion damages for claims related to the Hexion Agreement;

DD.         On June 23, 2009, after a week of trial proceedings, Huntsman announced that it had reached a settlement with the Lenders. The settlement called for the Lenders to pay Huntsman a total of $632 million in cash, to purchase collectively $600 million of 5.5%, 7 year Huntsman bonds, and collectively to provide Huntsman a $500 million secured term loan with an interest rate of LIBOR plus 2.25%;

EE.          On February 4, 2010, the Board of Directors of Huntsman, upon the recommendation of its Compensation Committee, approved a discretionary bonus of $600,000 for Peter R. Huntsman, the Company’s President and Chief Executive Officer, in recognition of his leadership in connection with the litigation involving Credit Suisse and Deutsche Bank. This discretionary bonus was in addition to an annual incentive award made pursuant the Company’s bonus plan;

FF.                               On April 9, 2010, James R. Moore, Huntsman Executive Vice President, General Counsel and Secretary, notified Plaintiff’s counsel by letter that, upon the recommendation of the Committee, the Huntsman Board had determined to reject Plaintiff’s April 1, 2009, demand, having concluded 1) that the settlement with Apollo and Hexion was an exceptional one from the point of view of the Company, given its important business needs at the time, and that the Board’s decision to do so constituted a valid, good faith exercise of the Board’s business judgment; and 2) that Jon Huntsman’s role in and contribution to the achievement of the settlement far exceeded his obligations under his preexisting consulting contract and that, in approving the $15 million dollar payment to Jon Huntsman in recognition of that contribution, the Huntsman Board acted in accordance with its good faith business judgment;

GG.                           On May 28, 2010, through his counsel, Plaintiff filed an Original Petition asserting claims that Huntsman, acting through its directors and officers, among other things, failed to exercise ordinary care in negotiating resolutions of litigations and for failing to implement reasonable procedures and controls on executive compensation;

HH.                         On or about June 1, 2010, Plaintiff caused Huntsman to be served with a request for the production documents;

II.                                   On June 17, 2010, through its counsel, Huntsman filed its Original Answer to Plaintiff’s Original Petition that denied each of the allegations in Plaintiff’s Original Petition;

JJ.                                   On July 8, 2010, the parties filed a Stipulation and Order Governing the Protection and Exchange of Confidential Information. The Stipulation and Order was entered by the Court on July 8, 2010;

KK.                         On July 9, 2010, Huntsman began production of millions of pages of documents responsive to Plaintiff’s document requests;

LL.                             On September 21, 2010, an ad hoc committee (the “Ad Hoc Committee”) of the Board recommended to the Board, and the Board approved, payment of compensation amounts (the “Director Awards”) to directors Alvin Shoemaker, Marsha J. Evans, Nolan D. Archibald, H. William Lichtenberger, Wayne A. Reaud and Richard A. Michaelson, who each served on the transaction committee of the Board (the “Transaction Committee”). The Director Awards were recommended and approved to compensate members of the Transaction Committee for their extraordinary time commitments to further the efforts of the Company’s litigation with Hexion and Apollo. The Director Awards consisted of a cash award of $250,000 and a grant of restricted stock or restricted stock units (“Restricted Stock”) of $250,000 to each member of the Transaction Committee other than Mr. Shoemaker, whose award consisted of a cash award of $450,000 and Restricted Stock of $450,000 for his service as Chairman of the Transaction Committee, and Mr. Michaelson, who was granted common stock instead of Restricted Stock as he no longer served on the Board. The Restricted Stock is subject to the terms and conditions of the Huntsman Corporation Stock Incentive Plan. The Company disclosed the Director Awards through an 8-K filing on September 24, 2010;

MM.                     On December 2, 2010, Plaintiff filed his 1st Amended Petition which added as defendants Nolan D. Archibald, Anthony M. Burns, Marsha J. Evans, Patrick T. Harker, Ph.D., Jon M. Huntsman, Sr., Peter R. Huntsman, H. William Lichtenberger, Sir Robert J. Margetts, Richard A. Michaelson, Wayne A. Reaud, and Alvin V. Shoemaker. The amendment also challenged the compensation described in paragraph LL as excessive and in breach of applicable duties;

NN.                           Counsel for the Plaintiff and Defendants have engaged in extensive negotiations concerning a possible settlement of this Action. In connection therewith, Plaintiff and Plaintiff’s Counsel (as defined herein) have conducted a thorough investigation of the claims and allegations asserted in this Action, including: (i) review of documents related to the Delaware Action involving Apollo, Hexion and Huntsman that resulted in an opinion by Vice Chancellor Lamb finding that Hexion willfully violated the Hexion Agreement; (ii) review of documents and trial testimony in the Texas action involving Huntsman, Credit Suisse and Deutsche Bank; (iii) review of approximately five million pages of documents produced electronically by Huntsman; (iv) meeting and conferring with members of the Huntsman Committee; (v) interviewing Jon Huntsman and Wayne Reaud; and (vi) consulting with experts in the areas of corporate governance and damages;

OO.                           Plaintiff and his counsel have evaluated and considered the benefits provided by this Settlement to Huntsman and Huntsman’s shareholders, and have also considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of this Action; (ii) the probability of success on the merits and the allegations of this Action; (iii) the possible defenses that the Defendants may assert and other impediments to proceeding to trial of this Action, including a potential motion to dismiss and other dispositive motions; (iv) the difficult standard that must be met to prove breach of fiduciary duty and overcoming the business judgment rule under Delaware law; and (v) the desirability of permitting this Settlement to be consummated now according to its terms, and avoiding the substantial expense and risks of continued litigation;

PP.                               Plaintiff and Plaintiff’s Counsel, as defined, have determined that a Settlement of this Action on the terms reflected in this Settlement is fair, reasonable and in the best interests of Huntsman and Huntsman’s shareholders;

QQ.                           The Defendants have vigorously denied, and continue to deny: (i) any liability or wrongdoing with respect to any and all claims alleged in the Original Petition or Amended Petition; (ii) that Defendants engaged in any wrongdoing whatsoever; (iii) that Defendants committed any violation of law; (iv) that Defendants breached any fiduciary or other duties; (v) that Defendants acted improperly in any way; and (vi) that any of the enhancements to Huntsman’s corporate governance policies and procedures set forth in this Stipulation were legally required, or to the extent such policies and procedures were not in place in the past, it constituted a breach of fiduciary duty or other wrongdoing. Rather, Defendants believe: (a) that fiduciary duties were fulfilled; (b) the Company’s litigation settlements were proper and in the best interests of its shareholders; and (c) adequate and appropriate corporate governance controls and procedures were in place at all relevant times. Without conceding any infirmities in their defenses to the claims asserted in this Action, Defendants nevertheless consider it desirable that this Action be dismissed, on the terms and conditions herein, because the Settlement will eliminate the substantial burden, expense, inconvenience and distraction of litigation, will dispel any uncertainty that may exist as a result of the filing of this Action and will confer substantial benefits to the Company.

SETTLEMENT TERMS AND CONDITIONS

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff and Defendants, subject to Court approval, by and through their respective counsel, as follows:

1.              DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

a.                                      “Action” means the above-captioned shareholder derivative action.

b.                                      “Current Huntsman Shareholders” means all holders of Huntsman Corporation common stock during the period June 24, 2007, through December 30, 2010.

c.                                       “Final Order and Judgment” or “Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit C.

d.                                      “Final Approval” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the appellate court has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the Judgment or affirmed the appellate court’s decision affirming the Judgment or dismissing the appeal.

e.                                       “Huntsman” or the “Company” means Huntsman Corporation including, but not limited to, its predecessors, successors, officers, current and former directors, controlling shareholders, partners, joint venturers, subsidiaries, affiliates, divisions, agents and assigns.

f.                                        “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assigns.

g.                                      “Plaintiff” means Joseph Weiss.

h.                                      “Plaintiff’s Counsel” means Stull, Stull & Brody and Joseph C. Blanks.

i.                                         “Preliminary Order” means the order to be rendered by the Court, substantially in the form of the attached Exhibit A.

j.                                         “Released Claims” means all claims (including “Unknown Claims,” as defined below), debts, actions, allegations, obligations, fees, expenses, costs, matters, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, concealed or hidden, by Plaintiff or any Huntsman shareholder on behalf of Huntsman arising out of or relating to the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act that were alleged or could have been alleged in the Action, including but not limited to those described in the Recitals of this Stipulation.

k.                                      “Released Persons” means Huntsman and each and all of the current and former officers, directors and employees of Huntsman, and each of their respective agents, attorneys, representatives, insurers, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns, and Huntsman as Nominal Defendant;

l.                                         “Releasing Persons” means the Plaintiff, Huntsman, each and all of the past and present shareholders of Huntsman, and each of their respective officers, directors, employees, agents, attorneys, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns; and

m.                                  “Unknown Claims” means any Released Claims which Plaintiff, Huntsman, or Huntsman shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiff, Released Persons, and Huntsman shall expressly waive and each of the Huntsman shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiff, Released Persons, and Huntsman shall expressly waive, and each of the Huntsman shareholders shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiff, Released Persons, Huntsman, and Huntsman shareholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon Final Approval, each Plaintiff, Released Person, and Huntsman shall expressly settle and release, and each Huntsman shareholder shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different additional facts. The parties acknowledge, and Huntsman shareholders shall be deemed by operation of the Final Order and Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

2.                                      Terms of Settlement and Agreement of Settlement

2.1                               As a result of the Demand Letter and subsequent filing and prosecution of the Action and as part of the settlement of the Action, Huntsman shall adopt the Enhancements to Huntsman’s Corporate Governance Policies and Procedures set forth below. Huntsman, the members of its Board of Directors, and the Special Committee acknowledge that the adoption of the Corporate Governance Policies and Procedures set forth below confer a substantial benefit upon Huntsman and its shareholders. These Enhancements shall remain in effect for at least three years; thereafter, they will be reviewed by the Huntsman Board of Directors and modified or amended by the Huntsman Board of Directors as deemed appropriate by the Huntsman Board of Directors.

ENHANCEMENTS TO HUNTSMAN’S CORPORATE

GOVERNANCE POLICIES AND PROCEDURES

1.                                      Huntsman and its Board of Directors have implemented, and have agreed to implement, enhancements to Huntsman’s corporate governance policies and procedures, as set forth herein.

2.                                      Since the service of the Demand Letter and initiation of this Action, Huntsman has implemented, or agreed to implement the following enhancements to Huntsman’s corporate governance policies and procedures:

(a)                                 all proposed compensation of any form, including special bonus, Restricted Stock, and/or common stock awards to Huntsman Chief Executive Officer and Executive Chairman, will be reviewed by the Compensation Committee of the Huntsman Board;

(b)                                 all proposed compensation of any form, including special bonus, Restricted Stock, and/or common stock awards to Huntsman’s CEO and Executive Chairman, will be voted on by the independent members of the Huntsman Board;

(c)                                  the Compensation Committee will be responsible for reviewing compensation of any form, including special bonus, Restricted Stock, and/or common stock awards, for all Huntsman officers and not just executive officers and directors;

(d)                                 independence criteria will be established for the compensation consultant of the Compensation Committee such that the compensation consultant must either perform not more than a de minimis amount of services for Huntsman other than director and officer compensation consulting or there must be a strict separation of personnel that provide compensation consulting and that provide other services to Huntsman; and

(e)                                  the Compensation Committee will meet at least twice per year independently with the compensation consultant without members of management or non-independent members of the Huntsman Board present.

3.                                      Procedure for Implementing the Settlement

3.1                               After execution of the Stipulation, Plaintiff shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order substantially in the form of Exhibit A hereto, requesting, among other things, the preliminary approval of the settlement set forth in the Stipulation, and approval for the publication of the Notice of Proposed Settlement, substantially in the form of Exhibit B hereto, which shall include the general terms of the settlement set forth in the Stipulation, including, but not limited to, the general terms of the fees and expenses to be paid to Plaintiff’s Counsel and the date of the Settlement Hearing, as defined below. Promptly following Court approval of the Notice and entry of the Preliminary Order, Huntsman shall cause the Notice to be filed with the Securities and Exchange Commission on or as an attachment to a Form 8-K. All of the expenses related to the Notice shall be paid by Huntsman, whether or not the Settlement reaches Final Approval.

3.2                               Plaintiff will request that after the Notice is given, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether to finally approve the terms of the settlement as fair, reasonable and adequate, including the payment of attorneys’ fees and expenses in the amount of $1 million dollars to Plaintiff’s Counsel, as set forth in ¶6.1 below, which Huntsman agrees to pay within five (5) days of Final Approval.

4.                                      Releases

4.1.                            Upon Final Approval, all of the Settled Claims by Releasing Persons against Released Persons are completely, fully, finally and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice, upon and subject to the terms and conditions set forth herein.

4.2.                            Upon Final Approval, all claims that have been or could have been asserted by Huntsman, the Committee, any Huntsman shareholder, or any other Released Person against the Plaintiff or any of his counsel which arise out of or in any way relate to the institution, prosecution or settlement of this Action are completely, fully, and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice, upon and subject to the terms and conditions set forth herein.

5.                                      Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

5.1.                            The Final Approval, as defined above, of the Stipulation shall also be conditioned upon the occurrence of all of the following events:

a.                                      approval of the settlement by the Board or the Board’s designee on behalf of Huntsman; and

b.                                      the entry of the Court of the Final Order and Judgment, substantially in the form of Exhibit C hereto.

5.2                               The parties shall each have the separate option to withdraw from the Settlement in the event that either (i) the Order and Final Judgment referred to above is not entered substantially in the form specified herein, or as modified by order of the Court with the consent of the parties, or (ii) the Settlement does not receive Final Approval, or is reversed or vacated or substantially modified on appeal, reconsideration or otherwise.

5.3.                            In the event that the Settlement does not receive Final Approval, or is reversed or vacated on appeal, reconsideration or otherwise, and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled, then the Settlement proposed herein shall be of no further force or effect, and this Settlement and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Settlement.

6.                                      Plaintiff’s Counsel’s Attorneys’ Fees and Expenses

6.1.                            After negotiation of the material terms of the Settlement, Plaintiff, Huntsman, and the Special Committee reached an agreement at arm’s-length and in good faith on the amount of attorneys’ fees, costs, and expenses that Huntsman will pay Plaintiff’s Counsel in connection with the substantial benefits conferred upon the Company as a result of the Settlement (the “Fee and Expense Award”). As a result of those negotiations, Huntsman will pay or cause to be paid to Plaintiff’s Counsel, as part of the Settlement, a Fee and Expense Award of $1,000,000 dollars, as ordered by and subject to the approval of the Court. The $1,000,000 dollar Fee and Expense Award, or any other Fee and Expense Award amount ordered by the Court, shall be paid to Stull, Stull & Brody, to be distributed amongst Plaintiff’s Counsel pursuant to prior agreement.

6.2.                            The Plaintiff and Plaintiff’s Counsel agree that they will not request that the Court approve payment of attorneys’ fees and expenses in excess of the amounts provided above. Defendants have agreed not to oppose an application by the Plaintiff and his respective counsel for such approval in amounts no greater than set forth above. Approval by the Court of the Fee and Expense Award shall not be a precondition to approval to the Settlement or the dismissal of this Action in accordance with this Settlement. The Plaintiff and his respective counsel may not cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling with respect to attorney’s fees and/or expenses. Any appeal relating to an award of attorney’s fees or expenses will not affect the finality of the Settlement, the Order and Final Judgment or the releases provided herein.

6.3.                            Within five (5) days of Final Approval, Huntsman will pay the Fee and Expense Award to Stull, Stull & Brody.

7.                                      Settlement Not an Admission

7.1                               The provisions contained in this Stipulation and all negotiations, statements and proceedings in connection therewith are not, and shall not be argued to be, and shall not be deemed, a presumption, a concession or an admission by Huntsman or any Released Persons of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in this Action and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Settlement.

8.                                      Denial of Liability

8.1                               Each Released Person specifically disclaims any liability whatsoever relating to any of the Settled Claims; expressly denies having engaged in, or threatened to engage in, any breach of duty, violations of law or wrongful or illegal activity, or having failed to act in any manner required by law or rule, or having violated, or threatened to violate, any law or regulation or duty; expressly denies that any person or entity has suffered any harm or damages as a result of such Released Person’s involvement with the Settled Claims (or the events at issue therein), and such Released Person is making this Settlement (without conceding any infirmity in such Released Person’s defenses against the Settled Claims) solely to avoid the uncertainty, harm, distraction, burden and expense occasioned by litigation. Each Released Person believes each Released Person acted, at all times, in the best interests of Huntsman and Huntsman’s shareholders. The Court has made no finding that any Released Person has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

9.                                      Miscellaneous Provisions

9.1                               Each of the individuals executing this Stipulation on behalf of one or more of the parties hereto represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client or clients.

9.2                               The Settlement may be executed in any number of actual, emailed or telecopied counterparts and by each of the parties thereto on several counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual, emailed or telecopied counterpart may be joined together and attached to such original and shall constitute one and the same instrument.

9.3                               The waiver by any party of any breach of this Settlement shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent or contemporaneous, of this Settlement.

9.4                               The parties will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements, to consummate and make effective this Settlement. The parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this settlement and to use their best efforts to effect the consummation of this Settlement. Without further order of the Court, the parties may agree to reasonable extensions of time not expressly set by the Court in order to carry out any of the provisions of this Settlement.

9.5                               Each party represents and warrants that the party, or a responsible officer or partner or other fiduciary thereof, has read this Settlement and understands the contents hereof, and believes it is a fair resolution of contested claims.

9.6                               Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Settlement, and of all of the matters pertaining thereto, as the party deems necessary and advisable.

9.7                               This Settlement may not be amended, changed, waived, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the party against whom or which enforcement of such amendment, change, waiver, discharge or termination is sought.

9.8                               This Settlement will be governed by, and construed in accordance with, the laws of the State of Texas except where Texas law mandates application of Delaware law and without regard to conflict of laws principles. Any action relating to this Settlement will be filed exclusively in a Texas State District Court in Jefferson County, Texas. Each party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in a Texas State District Court in Jefferson County, Texas; (ii) consents to service of process by registered mail upon such party and/or such party’s agent; (iii) waives any objection to venue in the Court and any claim that Texas or the Court is an inconvenient forum; (iv) waives any right to demand a jury trial as to any such action; and (v) agrees that exclusive venue will be in a Texas State District Court in Jefferson County, Texas.

9.9                               This Settlement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior of contemporaneous oral or written agreements, understandings or representations. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Settlement.

9.10                        The terms and provisions of this Settlement are intended solely for the benefit of the parties to the Settlement, the Released Persons, and their respective stockholders, affiliates, agents, executors, heirs, successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Settlement.

9.11                        This Settlement will be deemed to have been mutually prepared by the parties and will not be construed against any of them by reason of authorship. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Settlement.

9.12                        This proceeding is brought and this Settlement effectuated under Texas Business Organizations Code §§21.551-21.562 and applicable provisions of Delaware law and is binding on all Huntsman shareholders named and unnamed.

Dated: December 30, 2010

Joseph C. Blanks, Esq.

State Bar No. 02456770

Post Office Drawer 999

Doucette, Texas 75924

Tel: (409) 837-9707

Fax: (409) 837-9045

Jules Brody

Patrick Slyne

STULL, STULL & BRODY

6 East 45th Street

New York, New York 10017

Tel: (212) 687-7230

Fax: (212) 490-2022

Attorneys for Plaintiff Joseph Weiss

L. DeWayne Layfield

State Bar No. 12065710

LAW OFFICE OF L. DeWAYNE LAYFIELD

Post Office Box 3829

Beaumont, Texas 77704

Tel: (409) 832-1891

Fax: (866) 280-3004

Gary N. Reger

State Bar No. 16733200

ORGAIN, BELL & TUCKER, L.L.P.

470 Orleans Street

P.O. Box 1751

Beaumont, Texas 77704

Tel: (409) 838-6412

Fax: (409) 838-6959

Attorneys for Huntsman Corporation

PROPOSED ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

EXHIBIT A

CAUSE NO. B-186,968

JOSEPH WEISS, Derivatively on Behalf	§	IN THE DISTRICT COURT OF
of Huntsman Corporation,	§
Plaintiff	§
§
VS.	§
	§	JEFFERSON COUNTY, TEXAS
HUNTSMAN COPORATION	§
Nominal Defendant	§
§
and	§
§
Nolan D. Archibald,	§
Anthony M. Burns,	§
Marsha J. Evans,	§
Patrick T. Harker, Ph.D.,	§
Jon N. Huntsman, Sr.	§
Peter R. Huntsman,	§
H. William Lichtenberger,	§
Sir Robert J. Margetts,	§
Richard A. Michaelson,	§
Wayne A. Reaud, and	§
Alvin V. Shoemaker,	§
Defendants	§	60th JUDICIAL DISTRICT
	§	COURT

The parties having made application, pursuant to Texas Business Corporation Act, Article 5.14(I), for an order (i) preliminarily approving the settlement (the “Settlement”) of the Action, in accordance with the Stipulation of Settlement dated December 30, 2010 (the “Stipulation”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; and (ii) approving the Notice of Settlement (“Notice”);

All capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

This Court, having considered the Stipulation and the Exhibits annexed thereto:

NOW THEREFORE, IT IS HEREBY ORDERED:

1.             This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Action.

2.             A hearing (the “Settlement Hearing”) shall be held before this Court on                 , 2011, at                   , in the 60th District Court, the Jefferson County Courthouse, 1149 Pearl Street, Beaumont, Texas 77701, to determine whether the Plaintiff fairly and adequately represents the interests of Huntsman in enforcing the rights of Huntsman, and whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate to Huntsman and the Current Huntsman Shareholders and their successors-in-interest and should be finally approved by the Court; whether a Judgment as provided in the Stipulation should be entered herein, and to award attorneys’ fees and expenses in the agreed-to amount (the “Fee and Expense Award”) to Plaintiff’s Counsel as provided in the Stipulation.

3.             The Court finds that the amount at issue in the Fee and Expense Award in comparison to Huntsman’s business operations is neither material nor likely to substantially affect the interest of any past or present Huntsman shareholder. However, in an abundance of caution, the Court approves, in form and content, the Notice (attached to the Stipulation as Exhibit B) and finds that making the Notice and Stipulation exhibits to a Form 8-K describing the proposed Settlement, which Form 8-K will be publicly filed with the Securities and Exchange Commission and linking to it on Huntsman’s website more than meets the requirements of the Texas Business Organizations Code 21.560(b), satisfies due process and all other applicable laws, is the best notice practicable under the circumstances, and shall constitute

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due and sufficient notice of the matters set forth therein for all purposes to all Persons entitled to such notice.

4.             Not later than ten calendar days following entry of this Order, Huntsman shall file the above-described 8-K with the Securities and Exchange Commission. The 8-K shall attach the Notice and Stipulation as exhibits.  At least ten days prior to the Settlement Hearing, Huntsman’s counsel shall serve on counsel for Plaintiff and file with the Court proof of such 8-K filing.

5.             As used herein, the term Current Huntsman Shareholder shall have the same meaning as defined in the Notice. All Current Huntsman Shareholders and their successors-in-interest shall be bound by all orders, determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to Current Huntsman Shareholders or their successors-in-interest.

6.             Pending final determination of whether the Settlement should be approved, no Current Huntsman Shareholder, nor any successor-in-interest, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Defendants, any action or proceeding in any court or tribunal asserting any of the Released Claims.

7.             All papers in support of the Settlement shall be filed with the Court and served at least seven calendar days prior to the Settlement Hearing.

8.             Any Current Huntsman Shareholder, or successor-in-interest, may appear and show cause, if he, she or it has any, why the terms of the Stipulation, the Settlement of the Action, and/or the Fee and Expense Award should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no Current Huntsman Shareholder, or successor-in-interest, shall be heard

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or entitled to contest the approval of all or any of the terms and conditions of the Stipulation, the Settlement, and/or the Fee and Expense Award, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefor, signed as authorized by the objecting shareholder, and copies of any papers and briefs in support thereof:

Patrick Slyne, Esq.	L. DeWayne Layfield, Esq.
Stull, Stull & Brody	Law Office of L. DeWayne Layfield
6 East 45th Street	P.O. Box 3829
New York, New York 10017	Beaumont, Texas 77704

Counsel for Plaintiff	Counsel for Huntsman Corporation

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall bear the caption of the matter as set forth on this order and be delivered by hand or sent by first class mail to:

Clerk of the Court

Jefferson County Courthouse

1149 Pearl Street

Beaumont, TX 77701

Any Current Huntsman Shareholder or successor-in-interest who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

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9.             Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Defendants or of the validity of any Released Claims; or (b) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Parties may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

10.          All proceedings in the Action, other than as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended pending final determination of whether the Settlement provided for in the Stipulation shall be approved. Plaintiff and Current Huntsman Shareholders, their successors-in-interest, or any of them, shall be preliminarily barred and enjoined from commencing, prosecuting, instigating, continuing, or in any way participating in the commencement or prosecution of any action, in any forum, asserting any Released Claims against any of the Released Persons.

11.          The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the Current Huntsman Shareholders or their successors-in-interest, and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement.

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12.          The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Huntsman Shareholders or their successors-in-interest.

IT IS SO ORDERED.

DATED:
THE HONORABLE GARY SANDERSON

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NOTICE OF DERIVATIVE SETTLEMENT

EXHIBIT B

CAUSE NO. B-186,968

JOSEPH WEISS, Derivatively on Behalf	§	IN THE DISTRICT COURT OF
of Huntsman Corporation,	§
Plaintiff	§
§
VS.	§
	§	JEFFERSON COUNTY, TEXAS
HUNTSMAN COPORATION	§
Nominal Defendant	§
§
and	§
§
Nolan D. Archibald,	§
Anthony M. Burns,	§
Marsha J. Evans,	§
Patrick T. Harker, Ph.D.,	§
Jon N. Huntsman, Sr.	§
Peter R. Huntsman,	§
H. William Lichtenberger,	§
Sir Robert J. Margetts,	§
Richard A. Michaelson,	§
Wayne A. Reaud, and	§
Alvin V. Shoemaker,	§
Defendants	§	60th JUDICIAL DISTRICT
	§	COURT

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION,

HEARING THEREON, AND RIGHT TO APPEAR

IMPORTANT NOTICE TO ALL HOLDERS OF HUNTSMAN CORPORATION COMMON STOCK DURING THE PERIOD JUNE 24, 2007, THROUGH DECEMBER 30, 2010 (“CURRENT HUNTSMAN SHAREHOLDERS”) AND THEIR SUCCESSORS-IN-INTEREST. PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS RESULT OF THIS SETTLEMENT.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”) is being settled. The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated December 30, 2010 (the “Stipulation”). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.(1)

(1) All capitalized terms herein have the same meanings as set forth in the Stipulation.

2

The Action was brought derivatively on behalf of Huntsman Corporation (“Huntsman” or the “Company”) against certain current and former officers and directors of the Company for alleged breaches of fiduciary duties regarding, among other things, the Company’s director and officers compensation practices and policies.

The terms of the Settlement set forth in the Stipulation includes (1) the adoption and/or implementation of a variety of reforms, including measures that relate to and address many of the alleged underlying issues in the Action, including, but not limited to, the implementation of various corporate governance reforms; and (2) the implementation of various practices and procedures for determining and awarding compensation to the Company’s officers and directors. The Settlement also provides for Huntsman to pay Plaintiff’s Counsel’s attorneys’ fees and expenses in the amount of $1 million (the “Fee and Expense Award”), subject to Court approval.

IF YOU ARE A CURRENT OWNER OF HUNTSMAN COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On                       , 2011, at              , a hearing (the “Settlement Hearing”) will be held in the 60th District Court, Jefferson County Courthouse, 1149 Pearl Street, Beaumont, Texas 77701, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; (3) whether the agreed-to Fee and Expense Award described above should be awarded, and (4) such other matters as may be necessary or proper in the circumstances.

Any Current Huntsman Shareholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance through counsel of such Person’s own choosing and at such Person’s own expense or may appear on their own. However, no Person other than Plaintiff’s Counsel and Defendants’ counsel in the Action shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such Person has filed with the Court and delivered to counsel for the Parties a written notice of objection, signed as authorized by the objecting shareholder, setting forth their ground for opposing the Settlement, and proof of both their status as a current Huntsman shareholder and the dates of stock ownership in Huntsman. Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below), copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection.  Only Current Huntsman Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before                       , 2011, with service on the following parties:

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Patrick Slyne, Esq.	L. DeWayne Layfield, Esq.
Stull, Stull & Brody	Law Office of L. DeWayne Layfield
6 East 45th Street	P.O. Box 3829
New York, New York 10017	Beaumont, Texas 77704

Attorney for the Plaintiff	Attorney for Huntsman Corporation

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current Huntsman Shareholders who have no objection to the Settlement or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action. If you are a Current Huntsman Shareholder, you will be bound by the Final Order and Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action.

Inquiries may be made to Plaintiff’s Counsel: Patrick Slyne, Stull, Stull & Brody, 6 East 45th Street, New York, New York 10017.

DATED:                       , 2010

BY ORDER OF THE 60TH DISTRICT COURT JEFFERSON COUNTY, TEXAS

DO NOT CONTACT THE CLERK OF THE COURT

REGARDING THIS NOTICE

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PROPOSED FINAL ORDER AND JUDGMENT

EXHIBIT C

CAUSE NO. B-186,968

JOSEPH WEISS, Derivatively on Behalf	§	IN THE DISTRICT COURT OF
of Huntsman Corporation,	§
Plaintiff	§
§
VS.	§
	§	JEFFERSON COUNTY, TEXAS
HUNTSMAN COPORATION	§
Nominal Defendant	§
§
and	§
§
Nolan D. Archibald,	§
Anthony M. Burns,	§
Marsha J. Evans,	§
Patrick T. Harker, Ph.D.,	§
Jon N. Huntsman, Sr.	§
Peter R. Huntsman,	§
H. William Lichtenberger,	§
Sir Robert J. Margetts,	§
Richard A. Michaelson,	§
Wayne A. Reaud, and	§
Alvin V. Shoemaker,	§
Defendants	§	60th JUDICIAL DISTRICT
	§	COURT

FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Order of this Court, dated                             , 2011 (“Order”), on the application of the Parties for approval of the proposed derivative settlement (“Settlement”) set forth in the Stipulation of Settlement dated December 30, 2010 and the Exhibits thereto (the “Stipulation”), which Stipulation is attached hereto for reference.

2

The Court has reviewed and considered all documents, evidence, objections (if any) and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, the Court enters this Final Order and Judgment.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED this                   day of                                  2011 that:

1.             This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2.             This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3.             The Court finds that under the circumstances of this case, the Notice provided to Huntsman shareholders on                                    by the pubic filing of a Form 8-K (attaching the Notice and Stipulation as exhibits) with the Securities and Exchange Commission by Huntsman, and posting a link to the Form 8-K to the Huntsman website, fully satisfied the requirements of Texas Business Organizations Code 21.560(b), due process and all other applicable laws, and constitutes due and sufficient notice to all persons entitled thereto.

4.             The Court finds that the named Plaintiff fairly and adequately represents and has represented the interests of Huntsman in enforcing the rights of Huntsman. The Court further finds that the named Plaintiff and Plaintiff’s Counsel have the same interests as the absent Huntsman shareholders and adequately represent them.

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5.             The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform its terms to the extent the Parties have not already done so.

6.             The Action and all claims contained therein, as well as all of the Released Claims, are hereby dismissed with prejudice.  The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

7.             Upon Final Approval, as defined in the Stipulation, Huntsman, Plaintiff (acting derivatively on behalf of Huntsman), and each of the Current Huntsman Shareholder (solely in their capacity as Huntsman shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Action against the Released Persons.

8.             Upon Final Approval, as defined in the Stipulation, Huntsman, the Committee, each of the Released Persons and Current Huntsman Shareholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims.

9.             Huntsman, Plaintiff (acting derivatively on behalf of Huntsman), and each of the Current Huntsman Shareholders (solely in their capacity as Huntsman

4

shareholders) are hereby forever barred and enjoined from instituting and/or prosecuting any other action against the Released Persons in any court or jurisdiction asserting any Released Claims.

10.          Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

11.          The Court finds that this litigation has resulted in a substantial benefit to Huntsman Corporation.  The evidence presented to the Court shows that Plaintiff and Plaintiff’s Counsel engaged in an extensive investigation of the claims at issue in this litigation. That investigation included the review of over five million pages of documents produced by Huntsman, numerous interviews and meetings and other informal discovery. The work of Plaintiff’s Counsel is more particularly described in Paragraphs GG-KK, and MM-NN of the Stipulation of Settlement. Accordingly, the Court hereby approves the Fee and Expense Award in accordance with the Stipulation and finds that such fee is fair and reasonable. Within five (5) days of Final Approval, Huntsman will pay the Fee and Expense Award to Stull, Stull & Brody.

12.          This Judgment shall not be deemed a presumption, concession, or admission by any Released Person of any fault, liability or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than as provided expressly herein. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought

5

against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

13.          Without affecting the finality of this Judgment in any way, this Court hereby retains exclusive continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14.          In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Judgment shall be vacated, and all Orders entered and releases delivered in connection with the Stipulation and this Final Order and Judgment shall be null and void, except as otherwise provided for in the Stipulation.

15.          This Final Order and Judgment finally disposes of all parties and all claims and is appealable. It should be entered forthwith by the Clerk.

IT IS SO ORDERED

This                    day of                              2011.

The Honorable Gary Sanderson

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